UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 17, 2010

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2010, in connection with the previously announced exchange offers, Energy Future Holdings Corp.’s (“EFH Corp.”) direct, wholly-owned subsidiary, Energy Future Intermediate Holding Company LLC (“EFIH”), and EFIH’s direct, wholly-owned subsidiary, EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Issuers”), entered into an indenture (the “Indenture”) among the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the Indenture, the Issuers issued $2,180,000,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020 (the “Notes”). The Notes will mature on December 1, 2020. Interest on the Notes is payable in cash semi-annually in arrears on June 1 and December 1 of each year at a fixed rate of 10.000% per annum, and the first interest payment is due on December 1, 2010.

The Notes are secured (equally and ratably with (i) the 9.75% Senior Secured Notes due 2019 of the Issuers (the “EFIH 9.75% Notes”) and (ii) EFIH’s guarantees of the 9.75% Senior Secured Notes due 2019 of EFH Corp. (the “EFH Corp. 9.75% Notes”) and the 10.000% Senior Secured Notes due 2020 of EFH Corp. (the “EFH Corp. 10.000% Notes”)) by EFIH’s pledge of 100% of the membership interests and other investments it owns in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) (such membership interests and other investments, the “Collateral”). Oncor Holdings currently owns an approximate 80% equity interest in Oncor Electric Delivery Company LLC (“Oncor”).

The Notes are senior obligations of the Issuers and rank equally in right of payment with all existing and future senior indebtedness of the Issuers (including the EFIH 9.75% Notes and EFIH’s guarantees of the EFH Corp. 9.75% Notes and the EFH Corp. 10.000% Notes). The Notes are effectively senior to all unsecured indebtedness of the Issuers, to the extent of the value of the Collateral, and are effectively subordinated to any indebtedness of the Issuers secured by assets of the Issuers other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the Notes are (i) structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and (ii) senior in right of payment to any future subordinated indebtedness of the Issuers.

The Notes and the Indenture restrict the Issuers’ and their respective restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the Notes or the guarantees when due. If an event of default occurs under the Notes and the Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the Notes may declare the principal amount on the Notes to be due and payable immediately. Currently, there are no restricted subsidiaries under the Notes and the Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, Oncor, and their respective subsidiaries are unrestricted subsidiaries under the Notes and the Indenture and, accordingly, are not subject to any of the restrictive covenants in the Notes and the Indenture.

The Issuers may redeem the Notes, in whole or in part, at any time on or after December 1, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before December 1, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes from time to time at a redemption price of 110.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuers may also redeem the Notes at any time prior to December 1, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuers must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Notes were issued in exchange for certain existing notes of EFH Corp., pursuant to previously announced exchange offers. The Issuers did not receive any cash proceeds from the exchange offers. The Notes have been registered with the SEC pursuant to a registration statement on Form S-4 (333-168135), as amended, and are listed on the New York Stock Exchange.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference. The above description of the Indenture and the Notes is qualified in its entirety by reference to the attached Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Indenture, dated as of August 17, 2010, among Energy Future Intermediate Holding Company LLC, EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/S/ STAN J. SZLAUDERBACH
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/S/ STAN J. SZLAUDERBACH
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

Dated: August 18, 2010